SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 16, 2011 (May 16, 2011)

VIRTUALSCOPICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-52018	04-3007151
(Commission File Number)	(IRS Employer Identification No.)

500 Linden Oaks, Rochester, New York	14625
(Address of Principal Executive Offices)	(Zip Code)

(585) 249-6231
(Registrant’s Telephone Number, Including Area Code)

_____________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 2             Financial Information

Item 2.02             Results of Operations and Financial Condition

On May 16, 2011, VirtualScopics, Inc. issued a press release announcing the financial results for the first quarter ended March 31, 2011.  A copy of VirtualScopics, Inc.’s press release is attached as Exhibit 99.1 to this current report on Form 8-K.

The information furnished pursuant to this Item 2.02 and the exhibit hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

Section 9             Financial Statements and Exhibits

Item 9.01             Financial Statement and Exhibits

(d)   Exhibits

99.1               Press Release dated May 16, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUALSCOPICS, INC.

Date: May 16, 2011	By:	/s/ Molly Henderson
Name: Molly Henderson
Title: Chief Business and Financial Officer, Sr. Vice President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 16, 2011

VirtualScopics, Inc. and Subsidiary
Condensed Consolidated Statements of Operations
(unaudited)

	For the Three Months Ended March 31,
	2011	2010
Revenues	$3,349,610	$2,841,757
Reimbursement revenues	309,367	229,250
Total revenues	3,658,977	3,071,007

Cost of revenues	1,749,870	1,243,643
Cost of reimbursement revenues	309,367	229,250
Total cost of services	2,059,237	1,472,893
Gross profit	1,599,740	1,598,114

Operating expenses
Research and development	314,257	251,122
Sales and marketing	302,095	302,515
General and administrative	600,213	615,490
Stock-based compensation expense	234,205	170,586
Depreciation and amortization	137,224	124,920
Total operating expenses	1,587,994	1,464,633
Operating income	11,746	133,481

Other income (expense)
Interest income	1,227	4,220
Other expense	(1,220)	(170)
Loss on derivative financial instrument	(212,134)	(129,439)
Total other expense	(212,127)	(125,389)
Net (loss) income	(200,381)	8,092

Series B preferred stock cash dividend	12,989	55,966
Net loss attributable to common stockholders	$(213,370)	$(47,874)

Basic and diluted net loss per common share	$(0.01)	$(0.00)

Weighted average number of common shares outstanding basic and diluted	28,038,723	25,520,675

* Cost of revenues includes non-cash stock-based compensation expense of $9,767 and $7,505 for the three months ended March 31, 2011 and 2010, respectively.

VirtualScopics, Inc. and Subsidiary
Consolidated Balance Sheets

	March 31,	December 31,
	2011	2010
	(unaudited)
Assets
Current assets
Cash	$3,767,710	$4,576,060
Accounts receivable, net	3,406,549	2,727,525
Prepaid expenses and other current assets	367,027	305,079
Total current assets	7,541,286	7,608,664
Patents, net	1,683,004	1,711,501
Property and equipment, net	458,412	404,426
Total assets	$9,682,702	$9,724,591

Liabilities and Stockholders' Equity

Current liabilities
Accounts payable and accrued expenses	$1,181,119	$1,099,838
Accrued payroll	378,652	821,107
Unearned revenue	191,712	214,508
Derivative liability	1,038,132	2,609,708
Total current liabilities	2,789,615	4,745,161

Commitments and Contingencies	-	-

Stockholders' Equity
Convertible preferred stock, $0.001 par value; 15,000,000 shares authorized;
Series A 8,400 shares authorized; issued and outstanding, 3,045 and 3,188 at March 31, 2011 and December 31, 2010, respectively; liquidation preference $1,000 per share	3	3
Series B 6,000 shares authorized; issued and outstanding, 600 and 800 at March 31, 2011 and December 31, 2010, respectively; liquidation preference $1,000 per share	1	1
Common Stock, $0.001 par value; 85,000,000 shares authorized; issued and outstanding, 28,408,670 and 27,414,620 shares at March 31, 2011 and December 31, 2010, respectively	28,409	27,415
Additional paid-in capital	17,203,298	15,090,254
Accumulated deficit	(10,338,624)	(10,138,243)
Total stockholders' equity	6,893,087	4,979,430
Total liabilities and stockholders' equity	$9,682,702	$9,724,591

	Three Months Ended	Three Months Ended
	March 31, 2011	March 31, 2010
	(unaudited)	(unaudited)
Adjusted EBITDA (non-GAAP measurement):
Net (loss) income	$(200,381)	$8,092
Interest income and other expenses	(7)	(4,050)
Depreciation and amortization	137,224	124,920
Stock-based compensation expense	243,972	178,091
Loss on derivative financial instrument	212,134	129,439
Adjusted EBITDA	$392,942	$436,492
Basic and diluted Adjusted EBITDA per common share, non-GAAP	$0.01	$0.02